Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.333-239008) and Form S-8 (No. 333-259595) of Sound Group Inc. of our report dated October 31, 2024 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ Enrome LLP

Singapore

October 31, 2024

Enrome LLP	143 Cecil Street #19-03/04 GB Building, Singapore 069542	admin@enrome-group.com www.enrome-group.com